United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

RCI HOSPITALITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0458229
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of principal executive offices, including zip code)

(281) 397-6730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 15, 2017, our wholly-owned subsidiary RCI Holdings, Inc. (“RCI Holdings”) closed a refinancing transaction with Centennial Bank for a term loan of $81,245,250 (the “Loan”). The primary purpose of the Loan is to refinance 43 parcels of real properties we previously acquired (each a “Property” and collectively the “Properties”). We used cash received from the Loan to pay off acquisition financing currently encumbering these properties (subject to the holdback funds described below) and to pay off certain unsecured high-interest debt.

Subject to the terms and conditions of the Loan documentation, including without limitation the Loan Agreement entered into between RCI Holdings and Centennial on December 14, 2017 and the Notes (described below), the primary terms of the Loan are as follows:

●	The Loan is evidenced by three promissory notes (collectively, the “Notes”) as follows:

o	A Consolidated, Amended and Restated Promissory Note (“Note 1”) evidences the new financing of $62,539,366.08 with a term of 10 years. The first five years have a fixed interest rate of 5.75%, upon the conclusion of which (the “Adjustment Date”), the interest rate will adjust to a rate equal to the then weekly average yield on U.S. Treasury Securities plus 350 basis points (but not less than 5.75%). Note 1 is payable in monthly payments of principal and interest of $442,058.35, based upon a 20-year amortization period, with the balance of the entire principal amount together with all accrued and unpaid interest due and payable in full after 10 years.

o	An Amended and Restated Promissory Note (“Note 2”) evidences the extension and modification of $10,558,311.35 in debt originally secured by property located in Florida (in the original principal amount of $11,325,000). Note 2 bears interest and is payable as provided in the existing promissory note with a fixed rate of 5.45% with monthly payments of principal and interest of $78,097.76 until July 30, 2020, whereupon the rate will adjust to 5.75% until the Adjustment Date, upon which the interest rate will adjust to the same rate as Note 1. From July 30, 2020, Note 2 is payable in monthly payments of principal and interest based upon the balance of the 20-year amortization period, with the balance of the entire principal amount together with all accrued and unpaid interest due and payable in full on the maturity date of Note 1.

o	An Amended and Restated Promissory Note (“Note 3”) evidences the extension and modification of $8,147,572.57 in debt originally secured by property located in Texas (in the original principal amount of $9,000,000). Note 3 bears interest and is payable as provided in the existing promissory note with a fixed rate of 5.95% with monthly payments of principal and interest of $100,062 until August 30, 2021, whereupon the rate will adjust to 5.75% until the Adjustment Date, upon which the interest rate will adjust to the same rate as Note 1. From August 30, 2021, Note 3 is payable in monthly payments of principal and interest based upon the balance of the 20-year amortization period, with the balance of the entire principal amount together with all accrued and unpaid interest due and payable in full on the maturity date of Note 1.

●	In addition to the monthly principal and interest payments as provided above, RCI Holdings must pay monthly installments of principal of $250,000 (applied to Note 1) until such time as the loan-to-value ratio of the Properties, based upon the reduced principal balance of the Loan and the then current value of the Properties, is not greater than 65%, which under the present amortization schedule will occur in approximately 24 months.

●

RCI Holdings has not presently completed the construction of a new Bombshells Restaurant facility on a Property located in Pearland, Texas, which construction is being financed by another bank. Accordingly, the Loan proceeds allocated to this Property, in the amount of $4,635,000, are being held back. Centennial will disburse those proceeds to pay off the bank (and interest will start to accrue thereon) upon completion of the construction.

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●	The Notes are cross-defaulted and cross-collateralized, and each provides that upon the occurrence of any uncured default, Centennial may, at its option, and without notice or demand declare the entire unpaid principal and accrued interest accelerated and due and payable at once.

●	The Notes are subject to a scaled prepayment penalty for the first eight years of the term of the Loan, ranging from five to two percent.

●

RCI Holdings paid a total loan fee of $619,952 to Centennial. RCI Holdings also paid all expenses and third party costs of Centennial, such as appraisals, inspections, and legal fees, which total approximately $425,000. This amount does not include RCI Holding’s own expenses incurred in connection with the Loan, including its legal fees and title company costs.

●	The Loan is secured by the Properties and all rights in connection therewith, pursuant to certain deeds of trust and mortgages.

●	RCI Hospitality Holdings, Inc. and Eric Langan, personally, are each guaranteeing the Loan, jointly and severally.

●	RCI Holdings provided Centennial Bank a right of first refusal for future financings of real estate of RCI Holdings.

●	There is a partial release provision that provides RCI Holdings the right to have any of the Properties released from the deeds of trust and mortgages upon the sale of a Property to an unrelated third party, subject to certain terms and conditions, including without limitation the then loan-to-value ratio of the Loan is not greater than 65%.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth above under Item 1.01 of this current report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

No.	Exhibit

4.01	Consolidated, Amended and Restated Promissory Note for $62,539,366.08

4.02	Amended and Restated Promissory Note for $10,558,311.35

4.03	Amended and Restated Promissory Note for $8,147,572.57

10.01	Loan Agreement between RCI Holdings, Inc. and Centennial Bank

10.02	Absolute Unconditional and Continuing Guaranty of RCI Hospitality Holdings, Inc.

10.03	Absolute Unconditional and Continuing Guaranty of Eric S. Langan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: December 19, 2017	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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